UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 Amendment 3 to
                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2000

                               POWER KIOSKS, INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


               Florida                  000-27769                65-0522144
----------------------------         ----------------       -------------------
(State or other jurisdiction         (Commission            (IRS Employer
   of incorporation)                    file number)         Identification No.)


181 Whitehall Drive
Markham, Ontario, Canada                                            L3R 9T1
----------------------------------------                        -------------
(Address of principal executive offices)                          (Zip Code)


Registrant's telephone number, including area code:  (905) 948-9600


                                       N/A
        ----------------------------------------------------------------
          (Former name or former address, if changes since last report)




Copy of Communications to:
                                Mintmire & Associates
                                265 Sunrise Avenue
                                Suite 204
                                Palm Beach, FL 33480
                                (561) 832-5696

         This Form 8-K/A amends the Form 8-K filed on March 9, 2000, the amended Form 8-K filed on May 2, 2000 and the amended Form 8-K filed on May 8, 2000, by Power Kiosks, Inc., a Florida corporation. The purpose of this third amendment to Form 8-K is to provided adjusted financial statements and pro forma financial information for Power Photo Kiosks, Inc., a Canadian corporation, as required by
Item 7 of Form 8-K.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of business acquired.

         Pursuant to the requirements of Regulation S-X 210.3.05(b), the following are audited financial statements of Power Photo Kiosks, Inc., a Canadian corporation, for the period from inception (May 13, 1998) to January 31, 2000. The registrant acquired all of the outstanding capital stock of such entity on February 23, 2000.





                                TABLE OF CONTENTS


Independent Auditors' Report

FINANCIAL STATEMENTS                                                   PAGE

Consolidated Balance Sheets                                             F-2
Consolidated Statements of Operations                                   F-3
Consolidated Statements of Comprehensive Loss                           F-4
Consolidated Statements of Shareholders' Deficiency                     F-5
Consolidated Statements of Cash Flows                                   F-6
Notes to Financial Statements                                           F-7

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Shareholders of Power Photo Kiosks Inc.

We have audited the accompanying consolidated balance sheets of Power Photo Kiosks Inc. (A Development Stage Enterprise) as at July 31, 1998 and 1999 and the related statements of operations, comprehensive loss, shareholders' deficiency and cash flows for the period from May 13, 1998 (date of inception) to July 31, 1998 and the year ended July 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as at July 31, 1998 and 1999 and the results of its operations and its cash flows for the period from May 13, 1998 (date of inception) to July 31, 1998 and the year ended July 31, 1999 in conformity with generally accepted accounting principles in the United States.

Under date of May 3, 2000 we expressed an unqualified opinion on the Company's consolidated financial statements as at July 31, 1999 and for the year then ended. As discussed in note 2, subsequent to May 3, 2000 material adjustments have been reflected in the attached revised consolidated financial statements as at July 31, 1999 and for the year then ended. Because of the material effect of these adjustments, we hereby withdraw our report dated May 3, 2000.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ KPMG  LLP

Chartered Accountants

Toronto, Canada
June 16, 2000

Power Photo Kiosks Inc.
(A Development Stage Enterprise)

Consolidated Balance Sheets
(in U.S. dollars)

------------------------------------------------------------------------------------------------------------------------------------
                                                        July 31, 2000           July 31, 1999           January 31, 2000
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                           (Unaudited)
Assets

Current assets:
      Investment tax credits receivable                 $             -         $           33,194      $           34,588
      Inventories (note 3)                                            -                    342,944                 500,719
      Miscellaneous receivable                                        -                     26,347                  25,375
      Prepaid expenses and deposits                                  66                     13,450                   4,151
      Deferred financing costs                                        -                     58,753                       -
      ------------------------------------------------------------------------------------------------------------------------------
            Total current assets                                     66                     74,688                 564,833

Property and equipment (note 4)                                       -                      6,863                  54,771

------------------------------------------------------------------------------------------------------------------------------------
Total assets                                            $            66         $           81,551      $          619,604
------------------------------------------------------------------------------------------------------------------------------------
Liabilities and Shareholders' Deficiency

Current liabilities:
      Bank indebtedness                                 $             -         $           20,451      $            6,747
      Accounts payable                                                -                     54,638                 319,682
      Accrued liabilities                                             -                     67,741                 171,764
      Loan payable (note 6)                                           -                    663,878                 968,456
      Due to shareholders (note 7)                               28,092                    166,218                 232,170
      Convertible notes (note 8)                                      -                          -                  41,507
------------------------------------------------------------------------------------------------------------------------------------
            Total current liabilities                            28,092                    972,926               1,740,326

Shareholders' deficiency (note 8):
 Capital stock:
   Class A common shares:
    Authorized:
     Unlimited number of shares Issued and outstanding:
     Nil shares at July 31, 1998;
        1,000,000 shares at July 31, 1999
        and January 31, 2000                                          -                    793,215                 793,215
   Common shares:
     Authorized:
        Unlimited number of shares
     Issued and outstanding:
        878,150 shares at July 31, 1998;
           nil shares at July 31, 1999 and
           January 31, 2000                                         66                          -                       -
Contributed surplus                                                  -                          -                 194,849
     Accumulated other comprehensive
        income (losses)                                            880                    (20,910)                (52,026)
     Deficit accumulated during the development stage          (28,972)                (1,263,680)             (1,120,722)
------------------------------------------------------------------------------------------------------------------------------------
            Total shareholders' deficiency                      (28,026)                  (351,090)             (1,004,208)

Subsequent event (note 10)

------------------------------------------------------------------------------------------------------------------------------------
Total liabilities and shareholders' deficiency          $            66         $           81,551      $          619,604
------------------------------------------------------------------------------------------------------------------------------------

                                See accompanying
                  notes to consolidated financial statements.

Power Photo Kiosks Inc.
(A Development Stage Enterprise)

Consolidated Statements of Operations
(in U.S. dollars)

------------------------------------------------------------------------------------------------------------------------------------
                                             Period from
                                                 May 13,                                                                     Period
                                                    1998                           Six months         Six months               from
                                           (inception) to         Year ended             ended              ended       inception to
                                                July 31,           July 31,       January 31,        January 31,        January 31,
                                                    1998               1999              1999               2000               2000
------------------------------------------------------------------------------------------------------------------------------------
                                                                   (Restated)     (Unaudited)        (Unaudited)        (Unaudited)
                                                                                                     (Restated)          (Restated)
Expenses:
      Sales and marketing                  $       3,436     $      323,017     $      45,701      $     432,058     $      758,511
      Research and development                    25,536            141,299            96,652             24,561            191,396
      General and administrative                       -            479,601                 -                  -            479,601
------------------------------------------------------------------------------------------------------------------------------------
Loss from operations                             (28,972)          (943,917)         (142,353)          (456,619)        (1,429,508)

Financing costs                                        -                  -                 -            255,656            255,656

Interest expense                                       -            290,791                 -             80,588            371,596
------------------------------------------------------------------------------------------------------------------------------------

Loss before provision for income taxes           (28,972)        (1,234,708)        (142,353)          (793,080)        (2,056,760)

Provision for income  taxes                            -                  -                 -                  -                  -

------------------------------------------------------------------------------------------------------------------------------------
Loss for the period                        $     (28,972)    $   (1,036,205)    $    (142,353)     $    (626,636)    $   (1,691,813)
------------------------------------------------------------------------------------------------------------------------------------

Basic and diluted loss per
   common share                            $      (0.03)      $      (1.34)     $      (0.16)      $      (0.79)
                                           ============       ============      ============       ============

Shares used in computing basic and
   diluted loss per common share                878,150            922,254           878,150          1,000,000

------------------------------------------------------------------------------------------------------------------------------------


                                See accompanying
                  notes to consolidated financial statements.

Power Photo Kiosks Inc.
(A Development Stage Enterprise)

Consolidated Statements of Comprehensive Loss
(in U.S. dollars)

------------------------------------------------------------------------------------------------------------------------------------
                                            Period from
                                                May 13,                                                                     Period
                                                   1998                            Six months         Six months              from
                                         (inception) to         Year ended              ended              ended      inception to
                                               July 31,           July 31,        January 31,        January 31,       January 31,
                                                   1998               1999               1999               2000              2000
------------------------------------------------------------------------------------------------------------------------------------
                                                                   (Restated)     (Unaudited)        (Unaudited)        (Unaudited)
                                                                                                     (Restated)          (Restated)
Loss for the period                       $     (28,972)    $   (1,234,708)     $    (170,045)     $    (626,636)    $  (1,691,813)
Other comprehensive income (loss):
      Currency translation adjustment               880            (18,592)            (3,427)           (26,482)          (44,194)

------------------------------------------------------------------------------------------------------------------------------------
Comprehensive loss                        $     (28,092)    $   (1,255,122)     $    (145,780)     $    (824,196)    $  (2,108,786)
------------------------------------------------------------------------------------------------------------------------------------


                                See accompanying
                  notes to consolidated financial statements.

Power Photo Kiosks Inc.
(A Development Stage Enterprise)

Consolidated Statements of Shareholders' Deficiency
(in U.S. dollars)

--------------------------------------------------------------------------------------------------------------------------------
                                                                                     Accumulated      Deficit
                                                                                        other        accumulated
                                                          Class A                    comprehensive  during the        Total
                                  Common shares        common shares     Contributed    income       development  shareholders'
                               Number       Amount   Number      Amount   surplus      (losses)        stage        deficiency
--------------------------------------------------------------------------------------------------------------------------------
Issued to founders,
   May 13, 1998
   (inception)                878,150    $      66           - $        -        -   $         -    $         -    $         66
Currency translation
   adjustment                       -            -           -          -        -           880              -             880
Loss for the period                 -            -           -          -        -             -        (28,972)        (28,972)
--------------------------------------------------------------------------------------------------------------------------------
Balances, July 31, 1998       878,150           66           -          -        -           880        (28,972)        (28,026)

Issuance of Class A
   common shares                    -            -     121,850    791,149        -            -              -          793,149
Issuance of Class A
   common shares on
   conversion of
   common shares             (878,150)         (66)    878,150         66        -             -              -               -
Currency translation
   adjustment                       -            -           -          -        -       (20,414)             -         (20,414)
Loss for the year                   -            -           -          -        -             -     (1,234,708)     (1,234,708)
--------------------------------------------------------------------------------------------------------------------------------
Balances, July 31, 1999             -            -   1,000,000    793,215        -       (19,534)    (1,263,680)       (489,999)

Contributed surplus
(unaudited)(restated)               -            -           -          -  194,849             -              -         194,849
Currency translation
   adjustment (unaudited)           -            -           -          -        -       (32,492)             -         (32,492)
Loss for the period
   (unaudited)                      -            -           -          -        -             -       (793,080)       (793,080)

--------------------------------------------------------------------------------------------------------------------------------
Balances, January 31,
   2000 (unaudited)                 -    $       -   1,000,000 $  793,215 $194,849   $   (52,026)   $  (2,056,760) $ (1,120,722)
--------------------------------------------------------------------------------------------------------------------------------


                                See accompanying
                  notes to consolidated financial statements.

Power Photo Kiosks Inc.
(A Development Stage Enterprise)

Consolidated Statements of Cash Flows
(in U.S. dollars)

------------------------------------------------------------------------------------------------------------------------------------
                                          Period from
                                              May 13,                                                       Period
                                                 1998                     Six months      Six months          from
                                          (inception) to    Year ended      ended           ended           inception to
                                            July 31,         July 31,     January 31,     January 31,       January 31,
                                                1998           1999          1999            2000             2000
------------------------------------------------------------------------------------------------------------------------------------
                                                                          (Unaudited)     (Unaudited)       (Unaudited)
Cash provided by (used in):
Operating activities:
      Loss for the period                $   (28,972)    $ (1,234,708)    $  (142,353)    $   (793,080)    $ (2,056,760)
      Item not affecting cash:
            Amortization                           -              308               -            4,899            5,143
            Accretion of interest
               on loan payable                     -          234,513               -                -          237,199
            Stock-based
               compensation
               expense                             -          479,601               -                -          485,095
       Finance charge                              -                -               -          255,656          252,135
      Change in operating
         assets and liabilities:
            Investment tax
               credits receivable                  -          (33,105)              -                -          (33,484)
            Inventories                            -         (342,020)        (35,110)        (140,739)        (484,738)
            Miscellaneous receivable               -          (26,276)           (506)           2,040          (24,565)
            Prepaid expenses                     (68)         (13,347)             65            9,682           (4,018)
            Accounts payable                       -           54,491          39,608          257,919          309,479
            Accrued liabilities                    -           67,559          23,747           99,318          166,282
            Due to shareholders               28,971          137,651         111,103           57,888          224,760
------------------------------------------------------------------------------------------------------------------------------------
      Net cash flows used in
         operating activities                    (69)        (675,333)         (3,446)        (246,417)        (923,472)

Financing activities:
      Issuance of common
         shares                                   69                -               -                -               69
      Increase (decrease) in
         bank indebtedness                         -           20,451           5,351          (13,704)           6,747
      Loan proceeds                                -          678,426               -          270,856          949,282
      Issuance of convertible notes                -                -               -           40,742           40,742
------------------------------------------------------------------------------------------------------------------------------------
      Net cash flows from financing
         activities                               69          698,877           5,351          297,894          996,840

Investing activities:
      Purchase of property
         and equipment                             -           (7,153)         (1,826)         (51,643)         (58,166)
------------------------------------------------------------------------------------------------------------------------------------
      Cash flows used in investing
         activities                                -           (7,153)         (1,826)         (51,643)         (58,166)

Effect of currency translation
   of cash balances                                -          (16,391)            (79)             166          (15,202)
------------------------------------------------------------------------------------------------------------------------------------

(Increase) decrease in cash                        -                -               -                -                -

Cash, beginning of period                          -                -               -                -                -

------------------------------------------------------------------------------------------------------------------------------------
Cash, end of period                      $         -     $          -     $         -     $          -     $          -
------------------------------------------------------------------------------------------------------------------------------------

Supplemental cash flow information:
      Interest paid                      $         -     $          -     $         -     $          -     $          -
      Income taxes paid                            -                -               -                -                -

------------------------------------------------------------------------------------------------------------------------------------
Supplemental disclosure of non-cash
   financing and investing activiteids:
     Shares issued in connection
     with financing costs                $         -     $          -     $         -     $    255,656     $    255,656


                                See accompanying
                  notes to consolidated financial statements.

Power Photo Kiosks Inc.
(A Development Stage Enterprise)

Notes to Consolidated Financial Statements
(in U.S. dollars)

(Information as at January 31, 1999 and 2000 and for the six month periods ended January 31, 1999 and 2000 is unaudited)


1.   General:

     (a)  The Company:


The Company was incorporated on May 13, 1998 as "Power Photo Enterprises Inc." On May 12, 1999, the Company was continued under Section 187 of the Canada Business Corporations Act as "Power Photo Kiosks Inc." The Company develops and markets a kiosk digital imaging system.


     (b)  Going concern:


The Company is in its development stage. Since its inception, the Company has incurred significant expenditures on the research, development and marketing of a kiosk digital imaging system and has a deficit of $1,263,680 as at July 31, 1999 ($2,056,760 as at January 31, 2000). The Company has not generated revenues and management does not expect to commence generating revenues until 2001. These financial statements have been prepared on the going concern basis which assumes the realization of assets and liquidation of liabilities in the normal course of business. The Company has suffered continuing losses from operations and has a net capital deficiency that raise substanial doubt about its ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.


The continued application of the going concern concept is dependent on the Company's ability to obtain adequate sources of financing and to achieve a level of revenues sufficient to support the Company's operations. The Company is currently attempting to obtain additional financing from its existing shareholders and other strategic investors to continue its operations. However, there can be no assurance that the Company will obtain additional funds from these sources.


2.   Significant accounting policies:


     (a)  Basis of presentation:


These financial statements are stated in U.S. dollars, except where otherwise noted. They have been prepared in accordance with accounting principles generally accepted in the United States. These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All material intercompany transactions and balances have been eliminated.

Power Photo Kiosks Inc.
(A Development Stage Enterprise)

Notes to Consolidated Financial Statements
(in U.S. dollars)

(Information as at January 31, 1999 and 2000 and for the six month periods ended January 31, 1999 and 2000 is unaudited)

--------------------------------------------------------------------------------

                             POWER PHOTO KIOSKS INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                (IN U.S. DOLLARS)

(INFORMATION AS AT JANUARY 31, 1999 AND 2000 AND FOR THE SIX MONTH PERIODS ENDED JANUARY 31, 1999 AND 2000 IS UNAUDITED)

2.   Revision and restatement of 1999 consolidated financial statements:


On May 10, 1999, the Company entered into a loan agreement, as described in note 6 to the consolidated financial statements, and in connection with the loan, the Company issued 40,000 Class A common shares to the lender. As a result, $240,300 of the loan proceeds, representing the fair value of the 40,000 Class A common shares, was allocated to share capital, with the remainder of the proceeds reflected as loan payable. The calculation of the accretion of interest on the loan payable was based on the anticipated term of the loan, being August 1, 2000. The Company has determined that the calculation of the accretion of interest should have been based upon the contractual term of the loan which expired July 30, 1999. In addition, on July 27, 1999, the Company issued 10,000 Class A common shares to the lender in consideration for the extension of the maturity date of the loan to August 31, 1999, which were not recorded in the financial statements. The financial statements have been restated to reflect the change in the calculation of interest expense and to reflect the issuance of the shares as a deferred financing cost to be amortized over the term of the extension.


During the six months  ended  January  31,  2000,  certain  shareholders  of the
Company transferred title to 45,000 of their shares to the lender in consideration for an additional loan to the Company and for the extensions of the maturity dates of the loans. The unaudited consolidated financial statements for the six months ended January 31, 2000 have been restated to reflect the transfer of shares as contributed surplus, based upon the fair value of the shares, and deferred financing costs, which are amortized over each of the extension periods.


The impact of the restatement of the 1999 consolidated financial statements is an increased loss of $198,503, an increase in total current assets and total assets of $58,753 and an increase in total current liabilities of $199,038, for the year ended July 31, 1999 compared to the amount previously presented. The impact of the restatement of the unaudited consolidated financial statements for the six months ended January 31, 2000 is an increased loss of $166,444 and an increase in total current liabilities of $116,514 for the six months ended January 31, 2000 compared to the amount previously presented.

POWER PHOTO KIOSKS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(IN U.S. DOLLARS)

(INFORMATION AS AT JANUARY 31, 1999 AND 2000 AND FOR THE SIX MONTH PERIODS ENDED JANUARY 31, 1999 AND 2000 IS UNAUDITED)

3.   Significant accounting policies:


     (a)  Basis of presentation:

These financial statements are stated in U.S. dollars, except where otherwise noted. They have been prepared in accordance with accounting principles generally accepted in the United States. These consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All material intercompany transactions and balances have been eliminated.


     (b)  Inventories:

Inventories are valued at the lower of cost and replacement cost with cost being determined on a first-in, first-out basis.


     (c)  Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation and amortization and are amortized over their useful lives. Depreciation is computed using the straight-line method as follows:

     Computer equipment       20%
     Other equipment          10%
     Prototype                33%


The Company regularly reviews the carrying values of its property and equipment by comparing the carrying amount of the asset to the expected future cash flows to be generated by the asset. If the carrying value exceeds the amount recoverable, a write-down to fair market value is charged to the consolidated statement of operations.


     (d)  Deferred financing costs:


The costs of extending the maturity date of financing obtained are deferred and amortized on a straight-line basis over the term of the extension period.

POWER PHOTO KIOSKS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(IN U.S. DOLLARS)

(INFORMATION AS AT JANUARY 31, 1999 AND 2000 AND FOR THE SIX MONTH PERIODS ENDED JANUARY 31, 1999 AND 2000 IS UNAUDITED)

3.   Significant accounting policies (continued):


     (e)  Currency translation:


Monetary assets and liabilities of the Company that are denominated in foreign currencies are translated into Canadian dollars (which is considered to be the functional currency) at the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities are translated at the historical exchange rate. Transactions included in operations are translated at the average rate for the period. Exchange gains and losses resulting from the translation of these foreign denominated amounts are reflected in the consolidated statement of operations in the period in which they occur. As the Company's reporting currency is the U.S. dollar, the Company translates assets and liabilities denominated in Canadian dollars into U.S. dollars at the exchange rate prevailing at the balance sheet date, and the results of operations at the average rate for the period. Cumulative translation adjustments are included as a separate component of shareholders' deficiency within other comprehensive loss.


     (f)  Research and development expenses:

Costs related to research, design and development of products are charged to research and development expense as incurred.


     (g)  Investment tax credits:

The Company is entitled to Canadian federal and provincial investment tax credits which are earned as a percentage of eligible current and capital research and development expenditures incurred in each taxation year. Certain investment tax credits are fully refundable to the Company until such time as the Company loses its status as a Canadian-controlled private corporation at which time investment tax credits are available to be applied against future income tax liabilities, subject to a 10-year carryforward period. Investment tax credits are accounted for as a reduction of the related expenditure for items of a current nature and a reduction of the related asset cost for items of long-term nature, provided that the Company has reasonable assurance that the tax credits will be realized.

POWER PHOTO KIOSKS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(IN U.S. DOLLARS)

(INFORMATION AS AT JANUARY 31, 1999 AND 2000 AND FOR THE SIX MONTH PERIODS ENDED JANUARY 31, 1999 AND 2000 IS UNAUDITED)

3.     Significant accounting policies (continued):


     (h)  Income taxes:

Under the asset and liability method of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"), deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date.


     (i)  Loss per common share:

Loss per common share has been calculated on the basis of earnings divided by the weighted average number of common shares outstanding during each period.


     (j)  Fair values of financial assets and financial liabilities:

The carrying values of miscellaneous receivable, bank indebtedness, accounts payable, accrued liabilities and loan payable approximate their fair values due to the relatively short periods to maturity of the instruments. The fair value of the due to shareholders cannot be determined due to their related party nature and terms.


     (k)  Comprehensive income:

SFAS No, 130, "Reporting Comprehensive Income", issued by the Financial Accounting Standards Board ("FASB") establishes standards for reporting and presentation of comprehensive income. This standard defines comprehensive income as the changes in equity of an enterprise except those resulting from shareholder transactions.

POWER PHOTO KIOSKS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(IN U.S. DOLLARS)

(INFORMATION AS AT JANUARY 31, 1999 AND 2000 AND FOR THE SIX MONTH PERIODS ENDED JANUARY 31, 1999 AND 2000 IS UNAUDITED)

3.   Significant accounting policies (continued):

     (l)  Unaudited interim financial statements:

The accompanying financial statements at January 31, 2000 and for the period from May 13, 1998 (inception) to January 31, 1999 and for the six months ended January 31, 2000 are unaudited but include all adjustments (consisting of normal recurring adjustments) which, in the opinion of management, are necessary for a fair statement of the financial position and the operating results and cash flows for the interim date and periods presented. Results for the interim period ended January 31, 2000 are not necessarily indicative of results of the entire fiscal year or future periods.

     (m)  Recent accounting pronouncement:


In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No. 133"). SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133, as recently amended, is effective for the fiscal year ending March 31, 2002. Management believes the adoption of SFAS No, 133 will not have a material effect on the Company's financial position or results of operations.

     4.   Inventories:

--------------------------------------------------------------------------
                                           July 31,           January 31,
                                         1998     1999           2000
---------------------------------------------------------------------------
                                                               (Unaudited)
Finished kiosks and work in process    $    -   $  283,991     $  439,292
Paper                                       -       58,953         61,427

--------------------------------------------------------------------------
                                       $    -   $  342,944     $  500,719
--------------------------------------------------------------------------

POWER PHOTO KIOSKS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(IN U.S. DOLLARS)

(INFORMATION AS AT JANUARY 31, 1999 AND 2000 AND FOR THE SIX MONTH PERIODS ENDED JANUARY 31, 1999 AND 2000 IS UNAUDITED)

5.   Property and equipment:

----------------------------------------------------------------------
                                       July 31,           January 31,
                                   1998       1999           2000
----------------------------------------------------------------------
                                                          (Unaudited)
Prototype                        $    -    $        -     $  51,024
Computer equipment                    -         1,858         3,523
Other equipment                       -         5,314         5,536
--------------------------------------------------------------------
                                      -         7,172        60,083

Less accumulated amortization         -           309         5,312

--------------------------------------------------------------------
                                 $    -    $    6,863     $  54,771
--------------------------------------------------------------------

6.       Loan payable:


The loan payable bears interest at the following rates: May 10, 1999 to July 30, 1999 - 12% p.a.; July 30, 1999 to August 31, 1999 - $450 per day; subsequent to September 14, 1999 - $700 per day. The loan is secured by the inventory or any receivable from the sale of kiosks. The original maturity date of the loan was July 30, 1999 and the maturity date has subsequently been extended as described in note 9. In connection with the loan, the Company issued 40,000 Class A common shares to the lender. As a result, $240,300 of the loan proceeds, representing the fair value of the 40,000 Class A common shares, has been allocated to share capital, with the remainder of the proceeds reflected as loan payable. The loan payable is accreted to the principal amount of the loan of $949,282 (Cdn. $1.4 million) and the accretion is reflected as interest expense in the consolidated statement of operations.


7.   Due to shareholders:


The amounts due to shareholders bear no interest and are unsecured. Terms of repayment have not been established.

POWER PHOTO KIOSKS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(IN U.S. DOLLARS)

(INFORMATION AS AT JANUARY 31, 1999 AND 2000 AND FOR THE SIX MONTH PERIODS ENDED JANUARY 31, 1999 AND 2000 IS UNAUDITED)

8.   Convertible notes:


During January 2000, the Company issued eight units, each consisting of a 12% convertible note due December 31, 2000 for total cash proceeds of Cdn. $60,000. Each unit is convertible into 390 Class A common shares of the Company at the due date.


9.   Capital stock:

     (a) The authorized share capital also includes the following classes of shares, none of which have been issued:


     (b) On May 10, 1999, the outstanding common shares of the Company were exchanged for Class A common shares on a 1:1 basis. The Class A common shares are voting and participating.


     (c) In May 1999, the Company issued 81,850 Class A common shares to a shareholder for nominal consideration. The Company recorded stock-based compensation of $479,601 representing the difference between the fair value of the Class A common shares and the issue price.


     (d) On July 27, 1999, the Company issued 10,000 Class A common shares to its lender in consideration for the extension of the maturity date of the loan described in note 6 from July 30, 1999 to August 31, 1999. The fair value of the shares issued has been recorded as a deferred financing cost which is amortized over the term of the extension period.

     (e) On September 14, 1999, certain shareholders of the Company transferred title to 30,000 Class A common shares to the lender of the Company in consideration for the extension of the maturity date of the loan described in note 6 from August 31, 1999 to December 17, 1999. The fair value of the shares transferred has been recorded as contributed surplus and as a deferred financing cost which is amortized over the term of the extension period.

     (f) On January 12, 2000, one of the shareholders of the Company transferred title to 15,000 Class A common shares to the lender of the Company in consideration for the indefinite extension of the maturity date of the loan described in note 6. The fair value of the shares transferred has been recorded as contributed surplus and a financing cost.

POWER PHOTO KIOSKS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(IN U.S. DOLLARS)

(INFORMATION AS AT JANUARY 31, 1999 AND 2000 AND FOR THE SIX MONTH PERIODS ENDED JANUARY 31, 1999 AND 2000 IS UNAUDITED)

10.  Provision for income taxes:


The provision for income taxes differs from the amount computed by applying the statutory income tax rate to loss before provision for income taxes. The sources and tax effects of the differences are as follows:

----------------------------------------------------------------------------------------------
                                      Period from                   Six months   Six months
                                     May 13, 1998  Year ended        ended         ended
                                   (inception) to  July 31,         January 31,  January 31,
                                    July 31, 1998     1999           1999           2000
----------------------------------------------------------------------------------------------
                                                   (Restated)    (Unaudited)   (Unaudited)
                                                                                (Restated)
Basic rate applied to
   loss before provision
   for income taxes               $   (12,458)     $  (538,333)   $ (73,119)     $  (345,783)
Adjustments resulting from:
      Stock-based
         compensation
         not deducted for tax               -          206,228            -                -
     Non-deductible interest
        and financing costs                 -          105,524            -          111,466
      Other                                 -            1,048            -            3,225
Change in valuation
   allowance                           12,458          230,629       73,119          231,092

----------------------------------------------------------------------------------------------
Provision for income taxes        $         -      $         -    $       -      $         -
----------------------------------------------------------------------------------------------

Significant components of the Company's deferred tax assets are as follows:

-------------------------------------------------------------------------------
                                       July 31,      July 31,     January 31,
                                           1998          1999            2000
-------------------------------------------------------------------------------
                                                                  (Unaudited)
Benefit of net operating losses
   carried forward                   $   12,458     $ 243,087    $    474,179

-------------------------------------------------------------------------------

Deferred tax asset                   $   12,458     $ 243,087    $    474,179
Less valuation allowance                 12,458       243,087         474,179

-------------------------------------------------------------------------------
                                     $        -     $       -    $          -
-------------------------------------------------------------------------------

POWER PHOTO KIOSKS INC.
(A DEVELOPMENT STAGE ENTERPRISE)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
(IN U.S. DOLLARS)

(INFORMATION AS AT JANUARY 31, 1999 AND 2000 AND FOR THE SIX MONTH PERIODS ENDED JANUARY 31, 1999 AND 2000 IS UNAUDITED)

10.  Provision for income taxes (continued):

In assessing the realizability of deferred tax asses, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projected future taxable income, uncertainties related to the industry in which the Company operates, and tax planning strategies in making this assessment. Due to the uncertainties related to the industry in which the Company operates and its history of losses, the tax benefit of the above carried forward loss amounts has been completely offset by a valuation allowance.


At July 31, 1999, the Company has net operating losses for Canadian income tax purposes of approximately $550,000 which will expire in 2005 and 2006.


11. Subsequent event:


On February 23, 2000, the Company entered into an agreement for the exchange of common stock with Alternate Achievements, Inc., now known as Power Kiosks, Inc. ("Power Kiosks"), a public shell corporation listed on NASDAQ Bulletin Board. Under the terms of the agreement, Power Kiosks issued 3,000,000 common shares, $0.0001 par value, in exchange for all of the issued and outstanding shares of the Company. At the time of the transaction, Power Kiosks had net assets of $14,000 (unaudited). As the former shareholders of the Company will control the consolidated entity, the transaction will be accounted for as a reverse acquisition whereby, notwithstanding the legal acquisition of the Company by Power Kiosks, the transaction will be accounted for as an acquisition of Power Kiosks by the Company. Upon consummation of the transaction on February 23, 2000, the share capital of Power Kiosks is as follows:


Authorized:
          10,000,000 preferred shares, no par value
          50,000,000 common shares, $0.0001 par value

Issued and outstanding:
          4,390,000 common shares

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               POWER KIOSKS, INC.
                                  (Registrant)

Date

By: /s/Terry Cooke                  By: /s/Allan Turowetz
-----------------------------       -------------------------------
Terry Cooke, President              Allan Turowetz, Vice-President

By:/s/ June Nichols-Sweeney
 -------------------------------
 June Nichols-Sweeney, Director